                               BINGHAM DANA LLP
                              150 Federal Street
                       Boston, Massachusetts 02110-1726
                                 617 951-8000
                               Fax 617-951-8736


                                March 21, 2001


     As special Massachusetts counsel for Nuveen New Jersey Dividend Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on February 22, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,


                                       /s/  BINGHAM DANA LLP